Investor Update September 2024 8-K Date: September 4, 2024 1

NorthWestern Energy 2 Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. NorthWestern Energy Group, Inc. dba: NorthWestern Energy Ticker: NWE (Nasdaq) www.northwesternenergy.com Corporate Support Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Director of Corporate Development & Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com

Thank youOverview 3

NWE – An Investment for the Long Term

Pure Electric & Gas Utility

- 100% pure electric & natural gas utility with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~55% hydro, wind & solar

Solid Utility Foundation

- Residential electric & gas rates below national average
- Solid system reliability
- Low leaks per 100 miles of pipe
- Solid JD Power Overall Customer Satisfaction scores

Earnings & Cash Flow

- Approved Montana electric & natural gas and South Dakota electric rate reviews aid earnings, cash flow, and balance sheet strength
- NOLs and tax credits expected to mitigate future cash tax obligations
- History of consistent annual dividend growth

Attractive Future Growth Prospects

- Disciplined maintenance capital investment program focus on reliability, capacity, asset life and compliance
- Further opportunity for energy supply investment to meet significant capacity shortfalls

Financial Goals & Metrics

- Target 4%-6% EPS growth plus dividend yield to provide competitive total return
- Target dividend long-term payout ratio of 60%-70%
- Target debt to capitalization ratio of 50%-55% with liquidity of $100 million or greater

Best Practices Corporate Governance

Recognized as one of America's Greatest Workplaces

5th Best Governance Score

4

About NorthWestern 5 Montana Operations Electric 405,500 customers 25,274 miles – transmission & distribution lines 887 MW maximum capacity owned power generation Natural Gas 212,100 customers 7,390 miles of transmission and distribution pipeline 17.85 Bcf of gas storage capacity Own 31.5 Bcf of proven natural gas reserves Nebraska Operations Natural Gas 43,100 customers 826 miles of distribution pipeline Data as of 12/31/2023 South Dakota Operations Electric 64,800 customers 3,675 miles – transmission & distribution lines 446 MW nameplate owned power generation Natural Gas 49,800 customers 1,802 miles of transmission and distribution pipeline

The NorthWestern Value Proposition

~5% Dividend Yield

+

Base Capital Plan:
4%-6% EPS Growth

2024-2028 Capital Investment
($ Millions)



Generation: $440 million
Transmission: $1,021 million
Distribution: $798 million
Electric Generation Maintenance $297
Generation Build $143
Gas Distribution $176
Electric Transmission $622
Electric Distribution $622
Gas Transmission $399
Common $219
$2.5 Billion

=

9%-11% Total Growth

+

Incremental Opportunities:
6% + EPS Growth

- ✓ **FERC Transmission**
- ✓ **Incremental generating capacity** (subject to successful resource procurement bids)
- ✓ **Qualifying Facility and / or Power Purchase Agreement buyouts**
- ✓ **Electrification supporting economic development**

=

11%+ Total Growth

Nearly $2.5 billion of highly executable and low-risk capital investment forecasted over the next five years.

This investment is expected to drive annualized earnings and rate base growth of approximately 4% - 6%.

See slide titled "Strong Growth Outlook" for additional information.

6

A Diversified Electric and Gas Utility 7 NorthWestern’s ‘80/20’ rules: Approximately 80% Electric and 80% Montana. Over $4.8 billion of rate base investment to serve our customers Data as reported in our 2023 10-K (1) Utility Margin is a non-GAAP Measure. See appendix for additional disclosure. * Reflects settled filings in Montana and South Dakota.

Highly Carbon-Free Supply Portfolio

2023 Electric Generation Portfolio - Montana


58%
Carbon-Free
Wind Contracted 16.7%
Wind Owned 2.0%
Contracted Coke & Waste Tailings 11.0%
Natural Gas Contracted 1.5%
Natural Gas / Other Owned 7.6%
Coal Owned 21.9%
Solar Contracted 3.6%
Hydro Contracted 1.4%
Hydro Owned 34.3%
MT

2023 Electric Generation Portfolio - South Dakota


40%
Carbon-Free
Wind Owned 19.5%
Natural Gas / Other Owned 9.5%
Coal Owned 50.6%
Wind Contracted 20.4%
SD

2023 Electric Generation Portfolio - Total NWE


55%
Carbon-Free
Wind Contracted 17.3%
Wind Owned 4.9%
Contracted Coke & Waste Tailings 9.2%
Natural Gas Contracted 1.3%
Natural Gas / Other Owned 7.9%
Coal Owned 26.5%
Solar Contracted 3.0%
Hydro Contracted 1.2%
Hydro Owned 28.7%
NWE

Contracted coke and waste tailings as well as a majority of the contracted wind, hydro and solar are federally mandated Qualifying Facilities, as defined under the Public Utility Regulatory Policies Act of 1978 (PURPA).

NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

Based upon 2023 MWH's of owned and long-term contracted resources. Approximately 55% of our total company owned and contracted supply is carbon-free – better than the national average of ~40% in 2022. (eia.gov table 7.2b)

8

Strong Utility Foundation 9 Solid and generally improving JD Power Overall Customer Satisfaction Scores Solid electric system reliability • Residential rates below national average1 • Better than average natural gas leaks per mile 1) NWE rates are average for 2023: total residential revenues divided by total residential loads delivered Electric source: U.S. EIA - Average Retail Price of Electricity, Monthly for 2023 Natural Gas source: U.S. EIA - U.S. Price of Natural Gas Delivered to Residential Customers for 2023

Solid Economic Indicators 10 • Customer growth rates historically exceed National Averages. • Projected population growth in our service territories better than the National Average. • Unemployment rates better than National Average Source: Company 10K’s, 2021/2022 EEI Statistical Yearbook – Table 7.2, and EIA.gov Source: Company 10K’s and EIA.gov

NorthWestern's Combo-Advantage

✓ **Combination electric & natural gas provider in Montana & South Dakota**
  - *Targeting best-in-class Customer Experience*
  - *Opportunity to invest in critical Capacity expansion (supply & transmission)*
  - *Continued Grid Evolution to improve resiliency and enhance wildfire mitigation efforts*
  - *Transforming our Digital Platform to enhance cyber-security & technology solutions*

✓ **Natural hedge between natural gas to electric conversions**

✓ **Primarily residential with commercial & industrial customers across many industries**

Natural Gas

- Investment in production*, transmission, & distribution
- Extreme winters necessitate economical gas heating
- Energy Choice (*Ban the Ban*) laws in MT, SD, & NE
- Access to low & less volatile natural gas pricing
  - AECO & Henry Hub (Ventura)



U.S. Natural Gas Trading Hubs
2021-2023 Price Range ($/MMBTU)
Henry
AECO
Cheyenne
Opal
Malin
Kingsgate
Stanfield
Sumas
$-
$50
$100
$150
$200
(Dollars per MMBTU)

Proven and producing reserves only (no exploration)

Electric

- Investment in generation, transmission, & distribution
- Highly diverse & carbon-free electric supply portfolio
- Broad footprint spanning multiple reliability & transmission regions / organizations
- Growing regional capacity deficit requiring investment



Operating
Retired
Installed Nameplate Coal Capacity (MW)
8,000
6,000
4,000
2,000
0
-2,000
-4,000
-6,000
2018
2019
2020
- North Valmy 1
- Colstrip 1, 2
- Boardman
- Centralia 1
- Jim Bridger 1
- Centralia 2
- North Valmy 2
- Jim Bridger 2

11

Natural Gas LDC – AECO Advantage to Customers 12 Natural gas is one of the most affordable energy sources, and NWE has access to some of the lowest and most stable natural gas prices in the nation through the Alberta Energy Company (AECO) and Henry trading hubs. Source: S&P Global By the end of 2025 in South Dakota, we expect to facilitate the injection of enough renewable natural gas onto our system to meet approximately two-thirds of our retail natural gas load requirements.

Corporate Sustainability 13 Environmental Social Governance These eight publications provide valuable insight into NorthWestern Energy’s Sustainability practices. The Sustainability Report includes Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) aligned reporting.

Best Practices Governance 14 America’s Most Responsible Companies Recognized by Newsweek as one of the most responsible companies in 2023. One of only eleven EEI member utilities selected. Board of Directors Executive Team 5th Best Score Among 50 Publicly Traded North American Utility and Power Companies by Moody’s Investment Services for Best Governance Practices Diverse Leadership 2023 CEO Pay Ratio to Average Employee Salary NWE 23:1 U.S. Utilities 12 Member Peer Average in ‘23 Group Average in ‘23 74:1 47:1 CEO Pay to Peers1 56% Recent Governance Recognition America’s Greatest Workplaces Recognized by Newsweek as one of America’s greatest workplaces in 2023. 20 / 20 – Women on Boards Recognized for gender diversity on its board of directors by 2022 Women on Boards. Currently four of the company’s nine directors are female. Edison Electric Institute Emergency Response Award recipient Recognized for our restoration response for both the May 2022 derecho in South Dakota and the historic flooding in Montana & Yellowstone National Park in June 2022. 1) Peer data based on 2023 pay

Thank youFinancial & Regulatory Update 15

Strong Growth Outlook This guidance range is based upon, but not limited to, the following major assumptions: • Normal weather in our service territories; • Interim rates in Montana in the fourth quarter; • An effective income tax rate of approximately 12%-14%; and • Diluted average shares outstanding of approximately 61.4 million. 2024 Non-GAAP EPS Guidance1 of $3.42 - $3.62  Affirming long-term (5 Year) expected growth rates • EPS growth of 4% to 6% from 2022 base year of $3.18 Non-GAAP • Rate base growth of 4% to 6% from 2022 base year $4.54 billion • Continued focus on earned returns driven by financial and operational execution  No equity expected to fund the current 5-year | $2.5 billion capital plan • Capital plan is expected to be funded by cash from operations (aided by net operating losses1) and secured debt • Any equity needs would be driven by opportunities incremental to the plan  Expect to maintain FFO / Debt > 14% through 2024 and beyond  Earnings growth is expected to exceed dividend growth until we return to our targeted 60% to 70% payout ratio. 16 1.) See “2024 Earnings Bridge” in the Appendix for additional detail.

Credit, Cash Flow, and Financing Plans 17 Credit Ratings 2024 Financing Plan No equity expected to fund the current 5-year | $2.5 billion capital plan Financing plans (targeting a FFO to Debt ratio > 14%) are expected to maintain our current credit ratings. We expect to pay minimal cash taxes into 2028 due to utilization of our NOL’s and tax credits. Financing plans are subject to change.

Track Record of Growing Capital Investment 18 2019-2023 Invested over the last 5 years* * Historical Capital Investment includes property, plant and equipment additions and AFUDC Credit, both from our cash flow statement, and change in capital expenditures included in accounts payable. ** See Regulated Utility Five-Year Capital Forecast slide in the appendix for additional detail. 2024-2028 Forecasted over the next 5 years**$2.3 Billion $2.5 Billion

Solid Balance Sheet 19 Investment grade credit ratings, liquidity significantly greater than our $100 million target, debt to capitalization at the bottom of our targeted 50%-55% range, and a manageable schedule of debt maturities. * Liquidity target was raised to $200 million during the height of the Covid pandemic Target: 50% - 55% - Annual ratio based on average of each quarter's debt/cap ratio Excludes Basin Creek capital lease and New Market Tax Credit Financing

20 Disciplined Expense Program Source: FERC Form 1 Reports - 2023 expenses and company filings through S&P Global IQ. Electric Non-Fuel O&M excludes fuel and steam costs for power generation, water costs for hydro operations, and purchased power cost unless identified in company disclosures. Electric employees are allocated by electric rate base weighting to total rate base. Per Customer… Per Employee… Per Rate Base… NorthWestern maintains best-in-class expense efficiency among our regional peers.

Thank youRate Reviews 21

22 Rate Review Summary

Montana Electric Rate Review Montana Electric: • 74.6 Million Net Request • $874 Million Plant-in-Service additions (’23-’24F) • Operating Costs increase 1.1% CAGR (’21-’23) • Typical Residential Bill increase 8.3% at full request 23 $156.5 Million Base Rate Increase Requested & $74.6 Million Total Request Typical 750 kWh Residential Electric Bill YCGS Net Customer Impact

Montana Gas Rate Review 24 $28.6 Million Base Rate Increase Requested Montana Natural Gas: • $28.6 Million Total Request • $174 Million Plant-in-Service additions (’23-’24F) • Operating Costs increase 3.3% CAGR (’21-’23) • Typical Residential Bill increase 17.0% at full request Typical 65 Therm Residential Natural Gas Bill

South Dakota Natural Gas Rate Review 25 South Dakota Natural Gas: • $6.0 Million Total Request • $80 Million Plant-in-Service additions (’10-’23) • Operating Costs increase 1.9% CAGR (’10-’23) • Typical Residential Bill increase 7.9% at full request $6.0 Million Rate Increase Requested Typical 100 Therm Residential Natural Gas Bill

Nebraska Natural Gas Rate Review 26 $3.6 Million Rate Increase Requested Typical 100 Therm Residential Natural Gas Bill Nebraska Natural Gas: • $3.6 Million Total Request • $42 Million Plant-in-Service additions (’07-’23) • Operating Costs increase 1.3% CAGR (’07-’23) • Typical Residential Bill increase 5.8% at full request

Thank youStrategic Update 27

Energy West / Cut Bank Natural Gas Acquisition

Transaction Highlights	• Two natural gas LDC's in Montana: Energy West Montana ("EWM") and Cut Bank Gas Co. ("CBGC") from Hope Utilities • 33,000 customers in Great Falls area, West Yellowstone and Cut Bank communities • EWM's and CBGC's currently authorized rates will remain until our next natural gas rate review
Purchase Price	• Asset purchase price of $39 million*, subject to a number of customary closing conditions
Approvals and Timing	• Expected closing in the first quarter of 2025 • Subject to Montana Public Service Commission approval (August 2024 filing)
Customers	• Opportunity to acquire assets strategically located within our service territory • Consistent with focus on our existing regulated utility business
Communities	• Expands and reinforces NorthWestern's commitment to Montana, its communities and residents • Opportunity to expand NorthWestern's charitable and economic development impact
Employees	• EWM and CBGC employees offered employment with NWE • NorthWestern remains committed to competitive pay, benefits and opportunity for advancement
Investors	• Regulated distribution assets within our existing geography • Expected to be earnings and credit neutral


ENERGY
WEST
MONTANA


NWE Natural Gas Service Territory
Energy West Service Territory
Cut Bank Service Territory

** Approximately 1.5x estimated 2024 ending Property Plant & Equipment balance*

28

Colstrip Transaction Overview

NorthWestern Energy entered into an agreement to acquire Puget Sound Energy's ownership interests in Colstrip Units 3 and 4.

This transaction is in addition to our previously disclosed agreement with Avista to acquire their ownership interest in Colstrip.

	Avista	Puget Sound
Announcement Date:	January 2023	July 2024
Effective Date:	December 31, 2025	December 31, 2025
Generating Capacity:	222 MW (111 MW of each CU 3 & 4)	370 MW (185 MW of each CU 3 & 4)
Acquisition Price:	$0.0	$0.0

The no-cost acquisition will allow us to leverage existing infrastructure in Montana that is available when our customers need energy the most at an affordable cost.

Similar to the previously disclosed Avista agreement, the Puget acquisition is subject to customary conditions and approvals, including approval from the FERC. NorthWestern will have the right to exercise Avista's and Puget Sound's votes with respect to capital expenditures between now and 2025 with both Avista and Puget Sound responsible for its pro rata share. Avista and Puget Sound will retain their respective existing environmental and decommissioning obligations through life of plant.

Reliability

NorthWestern has considerable low cost wind and solar generation on our system today, but that generation is variable. Colstrip's generation provides power for our customers when the wind isn't blowing and the sun isn't shining.

Affordability

As other states require a transition away from coal resources at a pace faster than is feasible in Montana, this no-cost acquisition allows our customers to transition to a cleaner energy future at a pace that works for Montanans.

Sustainability

Colstrip is a dependable bridge to a cleaner energy future, which could ultimately include new lower- or no-carbon emitting resources such as gas-fired generation, small modular nuclear reactors, long-duration storage or other technologies, which we believe could be located in the Colstrip area. But this will take time and we will not sacrifice service reliability during the transition.

29

Colstrip Facility Ownership Overview 30 In January 2026, we will own 55% of Colstrip Units 3 &4. This allows us to guide investments in operation and maintenance in providing on- demand, 24/7 cost-effective generation for our Montana customers until a viable equivalent, carbon-free energy resource is available.

Montana Wildfire Mitigation Plan



Reduction of Ignition Potential | System and Environmental Monitoring | Enhanced Vegetation Maintenance | Enriched Public Communication and Outreach

- ✓ Comprehensive summary of wildfire mitigation activities
- ✓ Expect to update plan with each electric rate review filing
- ✓ Deferral treatment for wildfire costs beyond amounts authorized in rates (up to $95 million over 5 years)
- ✓ **Key elements of the plan, driven by risk analysis include:**
  - Situational Awareness
  - Operational Practice
  - System Preparedness
  - Vegetation Management
  - Public Communication
- ✓ Linear line miles of highest risk Montana electric assets

Distribution	5.9%
Transmission	7.3%


NORTHWESTERN ENERGY'S
2024 WILDFIRE
MITIGATION PLAN
Version 2.0
NorthWestern Energy
Delivering a Bright Future

Our operational practice includes situationally performing power shutdowns and adjusting system operating protocols during periods of heightened wildfire risk. Power shutdown considerations include environmental conditions, system performance, and mitigating any potential impacts of an outage to customers and emergency services.

31

NorthWesternEnergy.com/Wildfire

Montana Public Safety Power Shutoff Plan 32 Guiding Plan Principles • Uphold our commitment to sustainable, affordable and reliable service • Ensuring the safety of our employees, customers, the public, communities, and the environment • Maintain robust situational awareness strategy for monitoring and quantifying conditions and risks • Following a disciplined operational strategy for executing PSPS events • Adhere to a consistent communication strategy to ensure that communications are clear, timely, and accurate Weather / Environment + System Performance +Customer / Community Impact = Determines PSPS Event NorthWesternEnergy.com/Wildfire

Conclusion Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows 33

Thank youAppendix 34

$2.5 billion of highly-executable and low-risk capital investment Regulated Utility Five-Year Capital Forecast 35 Appendix

(1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. (4) On June 15, 2023, we filed a South Dakota electric rate review filing (2022 test year) with the South Dakota Public Utility Commission Coal Generation Rate Base as a percentage of Total Rate Base Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver for earnings. The data to the left illustrates that NorthWestern only derives approximately 8 -10% of earnings from its jointly owned coal generation rate base. Rate Base & Authorized Return Summary Appendix 36

2023 System Statistics 37 Note: Statistics above are as of 12/31/2023 (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility but consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker Appendix

January 2024 Cold Weather Event - Montana 38 The above charts illustrate our resource nameplate capacity, the actual resource specific contribution of energy, the capacity deficit we faced, and the market price of power during the January 2024 multi-day cold weather event in Montana. As a result of our capacity deficit, we were reliant upon the high and volatile power market a majority of the time to meet customer demand. Appendix

Our Net-Zero Vision Over the past 100 years, NorthWestern Energy has maintained our commitment to provide customers with reliable and affordable electric and natural gas service while also being good stewards of the environment. We have responded to climate change, its implications and risks, by increasing our environmental sustainability efforts and our access to clean energy resources. But more must be done. We are committed to achieving net zero emissions by 2050. • Committed to achieving net-zero by 2050 for Scope 1 and 2 emissions • Must balance Affordability, Reliability and Sustainability in this transition • No new carbon emitting generation additions after 2035 • Pipeline modernization, enhanced leak detection and development of alternative fuels for natural gas business • Electrify fleet and add charging infrastructure • Carbon offsets likely needed to ultimately achieve net-zero • Please visit www.NorthWesternEnergy.com/NetZero to learn more about our Net Zero Vision. 39 Appendix

40 Timeline of Montana Generation Portfolio 40 Since 2011, we have added approximately 954 MW, both owned and long-term contracted, to our generation portfolio, all of which is from carbon-free resources. Appendix

Comparison of Installed Capacity 41 California is dealing with significant capacity issues DESPITE having a greater amount of dispachable generation and fewer renewables than NorthWestern Energy in Montana (as a percentage of the total). Source: EIA.gov – 2022 Form EIA-860 Data - Schedule 3 for calendar year 2022 Appendix

Thank youEarnings and Other 42

EPS & Dividend History 43 2009-2023 CAGR’s: GAAP EPS: 3.4% Non-GAAP EPS: 3.5% Dividend: 4.7% See appendix for “Non- GAAP Financial Measures” Appendix

2024 Earnings Bridge This guidance range is based upon, but not limited to, the following major assumptions: • Normal weather in our service territories; • Interim rates in Montana in the fourth quarter; • An effective income tax rate of approximately 12%-14%; and • Diluted average shares outstanding of approximately 61.4 million. We project an annualized dividend of $2.60 per share for 2024. 44 Note: 2024 earnings drivers are calculated using a 25.3% effective tax rate. The discrete income tax adjustments included to the left reflect anticipated changes in discrete tax items (such as amortization of removals, tax repairs and meter deductions, production tax credits, and other permanent or flow-through items) from 2023 non-GAAP earnings to 2024 guidance. Appendix

Thank you2024 Second Quarter Earnings 45

After-tax EPS vs Prior Year Second Quarter Earnings Drivers 46 1 2 Improvement in Utility Margin offset mild weather, higher OA&G expense, depreciation, interest expense, and slight dilution from higher share count. 1.) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. 2.) See “Second Quarter 2024 Non- GAAP Earnings” below and “Non- GAAP Financial Measures” in appendix. Appendix

Second Quarter Financial Results 47 1.) Utility Margin is a non- GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. (in millions except per share amounts) 2024 2023 Variance % Variance Operating Revenues 319.9$ 290.5$ 29.4$ 10.1% 76.5 67.6 8.9 13.2% Utility Margin 243.4 222.9 20.5 9.2% Operating Expenses Operating and maintenance 57.4 54.8 2.6 4.7% Administrative and general 31.3 30.0 1.3 4.3% Property and other taxes 36.3 40.1 (3.8) (9.5%) Depreciation and depletion 56.9 52.4 4.5 8.6% Total Operating Expenses 181.9 177.3 4.6 2.6% Operating Income 61.6 45.6 16.0 35.1% Interest expense (31.9) (28.4) (3.5) (12.3%) Other income, net 6.2 4.1 2.1 51.2% Income Before Taxes 35.9 21.3 14.6 68.5% Income tax expense (4.2) (2.2) (2.0) (90.9%) Net Income 31.7$ 19.1$ 12.6$ 66.0% Effective Tax Rate 11.8% 10.1% 1.70% Diluted Shares Outstanding 61.4 59.8 1.6 2.7% Diluted Earnings Per Share $0.52 $0.32 0.20$ 62.5% Dividends Paid per Common Share 0.65$ 0.64$ 0.01$ 1.6% Three Months Ended June 30, Fuel, purchased supply & direct transmission expense (exclusive of depreciation and depletion) 1 Appendix

We estimate weather to be a $0.7 million pre-tax detriment as compared to normal and a $1.1 million benefit as compared to second quarter 2023. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non-GAAP Measure. See the slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosures. Second Quarter 2024 Non-GAAP Earnings 48 The adjusted non-GAAP measures presented in the table reflect significant items that are non-recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. Appendix

Second Quarter Utility Margin Bridge Pre-tax Millions vs. Prior Year $24.1 million or 10.8% increase in Utility Margin items that impact Net Income NOTE: Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. 49 Appendix

Utility Margin (Q2) (dollars in millions) Three Months Ended June 30, 2024 2023 Variance Electric $ 199.2 $ 186.9 $ 12.3 6.6% Natural Gas 44.2 36.0 8.2 22.8% Total Utility Margin1 $ 243.4 $ 222.9 $ 20.5 9.2% (1) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. Increase in utility margin due to the following factors: $ 16.4 Base rates 4.1 Transmission revenue due to market conditions 2.5 Montana property tax tracker collections 1.1 Natural gas retail volumes 0.8 Montana natural gas transportation 0.6 Electric retail volumes (4.2) Qualifying Facility (QF) liability adjustment (0.9) Non-recoverable Montana electric supply costs 3.7 Other $ 24.1 Change in Utility Margin Impacting Net Income $ (3.8) Property & other taxes recovered in revenue, offset in property & other taxes (0.8) Production tax credits, offset in income tax expense 1.0 Operating expenses recovered in revenue, offset in operating & maintenance expense $ (3.6) Change in Utility Margin Offset Within Net Income $ 20.5 Increase in Utility Margin 50 Appendix

Operating Expenses (Q2) Increase in operating expenses due to the following factors: $ 4.5 Depreciation expense due to plant additions and higher depreciation rates 2.0 Electric generation maintenance 1.8 Labor and benefits(1) 0.5 Insurance expense 0.4 Technology implementation and maintenance expenses (0.5) Uncollectible accounts (1.9) Other $ 6.8 Change in Operating Expense Items Impacting Net Income (dollars in millions) Three Months Ended June 30, 2024 2023 Variance Operating & maintenance $ 57.4 $ 54.8 $ 2.6 4.7% Administrative & general 31.3 30.0 1.3 4.3% Property and other taxes 36.3 40.1 (3.8) (9.5)% Depreciation and depletion 56.9 52.4 4.5 8.6% Operating Expenses $ 181.9 $ 177.3 $ 4.6 2.6% $ (3.8) Property and other taxes recovered in trackers, offset in revenue 0.7 Pension and other postretirement benefits, offset in other income(1) 1.0 Operating and maintenance expenses recovered in trackers, offset in revenue (0.1) Deferred compensation, offset in other income $ (2.2) Change in Operating Expense Items Offset Within Net Income $ 4.6 Increase in Operating Expenses (1) In order to present the total change in labor and benefits, we have included the change in the non- service cost component of our pension and other postretirement benefits, which is recorded within other income on our Condensed Consolidated Statements of Income. This change is offset within this table as it does not affect our operating expenses. 51 Appendix

Operating to Net Income (Q2) (dollars in millions) Three Months Ended June 30, 2024 2023 Variance Operating Income $ 61.6 $ 45.6 $ 16.0 35.1% Interest expense (31.9) (28.4) (3.5) (12.3)% Other income, net 6.2 4.1 2.1 51.2% Income Before Taxes 35.9 21.3 14.6 68.5% Income tax expense (4.2) (2.2) (2.0) (90.9)% Net Income $ 31.7 $ 19.1 $ 12.6 66.0% $3.5 million increase in interest expense was primarily due to higher borrowings and interest rates, partly offset by lower interest on our revolving credit facilities and higher capitalization of Allowance for Funds Used During Construction (AFUDC). $2.1 million increase in other income, net was primarily due to higher capitalization of AFUDC and a decrease in the non-service component of pension expense. $2.0 million increase in income tax expense was primarily due to higher pre-tax income. 52 Appendix

Tax Reconciliation (Q2) 53 Appendix (in millions) Variance Income Before Income Taxes $35.9 $21.3 14.6 Income tax calculated at federal statutory rate 7.5 21.0% 4.5 21.0% 3.0 Permanent or flow through adjustments: State income tax, net of federal provisions - 0.1% 0.3 1.3% (0.3) Flow-through repairs deductions (3.0) (8.5%) (1.7) (8.0%) (1.3) Production tax credits (2.0) (5.6%) (1.1) (5.4%) (0.9) Amortization of excess deferred income tax (0.2) (0.5%) (0.2) (1.1%) - Plant and depreciation flow-through items 1.1 3.0% 0.2 0.9% 0.9 Other, net 0.8 2.3% 0.1 1.4% 0.7 Sub-total (3.3) (9.2%) (2.4) (10.9%) (0.9) Income Tax Expense 4.2$ 11.8% 2.1$ 10.1% 2.1$ Three Months Ended June 30, 2024 2023

Appendix

Segment Results (Q2)

(in thousands)

Three Months Ended June 30, 2024	Electric	Gas	Other	Total
Operating revenues	$ 260,134	$ 59,795	$ -	$ 319,929
Fuel, purchased supply & direct transmission*	60,887	15,593	-	76,480
Utility margin[1]	199,247	44,202	-	243,449
Operating and maintenance	43,467	13,900	-	57,367
Administrative and general	23,294	7,821	166	31,281
Property and other taxes	28,006	8,251	(1)	36,256
Depreciation & depletion	47,546	9,387		56,933
Operating income (loss)	56,934	4,843	(165)	61,612
Interest expense	(23,298)	(7,147)	(1,430)	(31,875)
Other income	4,031	927	1,202	6,160
Income tax (expense) benefit	(3,891)	304	(656)	(4,243)
Net income (loss)	$ 33,776	$ (1,073)	$ (1,049)	$ 31,654

Three Months Ended June 30, 2023	Electric	Gas	Other	Total
Operating revenues	$ 229,266	$ 61,236	$ -	$ 290,502
Fuel, purchased supply & direct transmission*	42,363	25,215	-	67,578
Utility margin[1]	186,903	36,021	-	222,924
Operating and maintenance	41,368	13,472	-	54,840
Administrative and general	21,635	8,321	(1)	29,955
Property and other taxes	31,022	9,104	3	40,129
Depreciation & depletion	43,319	9,061	-	52,380
Operating income (loss)	49,559	(3,937)	(2)	45,620
Interest expense	(21,724)	(4,490)	(2,197)	(28,411)
Other income (expense)	2,954	1,144	(36)	4,062
Income tax (expense) benefit	(3,515)	(373)	1,741	(2,147)
Net income (loss)	$ 27,274	$ (7,656)	$ (494)	$ 19,124

** Direct Transmission expense excludes depreciation and depletion*

(1) Utility Margin is a non-GAAP Measure. See appendix slide titled "Reconciling Gross Margin to Utility Margin" for additional disclosure.

54

2024 2023 $ % 2024 2023 2024 2023 Montana 86,028$ 83,840$ 2,188$ 2.6% 582 568 327,655 321,820 South Dakota 15,392 15,686 (294) (1.9) % 117 135 51,340 51,162 Residential 101,420 99,526 1,894 1.9% 699 703 378,995 372,982 Montana 99,655 101,919 (2,264) (2.2) % 756 759 75,602 74,234 South Dakota 26,356 25,134 1,222 4.9% 259 266 13,083 12,985 Commercial 126,011 127,053 (1,042) (0.8) % 1,015 1,025 88,685 87,219 Industrial 11,282 10,722 560 5.2% 739 644 80 78 Other 8,550 8,732 (182) (2.1) % 36 33 6,460 6,388 Total Retail Electric 247,263 246,033 1,230 0.5% 2,489 2,405 474,220 466,667 Regulatory amortization (10,904) (36,254) 25,350 (69.9) % Transmission 22,436 18,352 4,084 22.3 % Wholesale and other 1,339 1,135 204 18.0 % Total Revenues 260,134 229,266 30,868 13.5 % Total fuel, purchased supply & direct transmission expense* 60,887 42,363 18,524 43.7 % Utility Margin 199,247 186,903 12,344 6.6% * Direct transmission expense is exclusive of depreciation and depletion expense (in thousands) Megawatt Hours (MWH) Average Customer CountsChange Three Months Ended June 30, Revenues 1 Electric Segment (Q2) (1) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. 55 Appendix

Appendix

Natural Gas Segment (Q2)

Three Months Ended June 30,

	Revenues 2024	Revenues 2023	Change $	Change %	Dekatherms (Dkt) 2024	Dekatherms (Dkt) 2023	Average Customer Counts 2024	Average Customer Counts 2023
	(in thousands)							
Montana	$ 18,921	$ 17,589	$ 1,332	7.6 %	2,224	1,864	185,449	183,669
South Dakota	5,894	8,375	(2,481)	(29.6) %	568	703	42,440	41,914
Nebraska	3,798	7,457	(3,659)	(49.1) %	438	508	37,889	37,711
Residential	**28,613**	**33,421**	**(4,808)**	**(14.4) %**	**3,230**	**3,075**	**265,778**	**263,294**
Montana	10,743	9,918	825	8.3 %	1,301	1,147	26,160	25,714
South Dakota	3,754	5,505	(1,751)	(31.8) %	600	675	7,354	7,217
Nebraska	1,969	4,665	(2,696)	(57.8) %	333	387	5,044	5,004
Commercial	**16,466**	**20,088**	**(3,622)**	**(18.0) %**	**2,234**	**2,209**	**38,558**	**37,935**
Industrial	169	160	9	5.6 %	23	19	237	232
Other	292	326	(34)	(10.4) %	44	43	196	188
Total Retail Electric	**$ 45,540**	**$ 53,995**	**$ (8,455)**	**(15.7) %**	**5,531**	**5,346**	**304,769**	**301,649**
Regulatory amortization	3,735	(3,369)	7,104	210.9 %				
Wholesale and other	10,520	10,610	(90)	(0.8) %				
Total Revenues	**$ 59,795**	**$ 61,236**	**$ (1,441)**	**(2.4) %**				
Total fuel, purchased supply & direct transmission expense*	$ 15,593	$ 25,215	$ (9,622)	(38.2) %				
Utility Margin[1]	**$ 44,202**	**$ 36,021**	**$ 8,181**	**22.7 %**				

** Direct transmission expense is exclusive of depreciation and depletion expense*

(1) Utility Margin is a non-GAAP Measure. See appendix slide titled "Reconciling Gross Margin to Utility Margin" for additional disclosure.

56

Thank you2024 Year-to-Date Earnings 57

(1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re- aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non-GAAP Measure. See the slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. Year-to-Date 2024 Non-GAAP Earnings 58 For the six months ended June 30, we estimate weather to be a $1.9 million pre-tax detriment as compared to normal and a $3.7 million detriment as compared to 2023. The adjusted non-GAAP measures presented in the table reflect significant items that are non-recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. Appendix

(in millions except per share amounts) 2024 2023 Variance % Variance Operating Revenues 795.3$ 745.1$ 50.2$ 6.7% 251.2 233.1 18.1 7.8% Utility Margin 544.1 512.0 32.1 6.3% Operating Expenses Operating and maintenance 111.5 110.7 0.8 0.7% Administrative and general 71.7 64.7 7.0 10.8% Property and other taxes 83.4 89.3 (5.9) (6.6%) Depreciation and depletion 113.7 105.6 8.1 7.7% Total Operating Expenses 380.3 370.3 10.0 2.7% Operating Income 163.7 141.7 22.0 15.5% Interest expense (62.9) (56.4) (6.5) (11.5%) Other income, net 10.5 8.8 1.7 19.3% Income Before Taxes 111.3 94.0 17.2 18.3% Income tax (expense) benefit (14.6) (12.4) (2.2) 17.7% Net Income 96.7$ 81.7$ 15.0$ 18.4% Effective Tax Rate 13.1% 13.2% (0.1%) Diluted Average Shares Outstanding 61.3 59.8 1.5 2.5% Diluted Earnings Per Share $1.58 $1.37 $0.21 15.4% Dividends Paid per Common Share $1.30 $1.28 0.02$ 1.6% Six Months Ended June 30, Fuel, purchased supply & direct transmission expense (exclusive of depreciation and depletion) 1 Year-to-Date Financial Results 59 1.) Utility Margin is a non- GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. Appendix

Utility Margin (YTD) (dollars in millions) Six Months Ended June 30, 2024 2023 Variance Electric $ 427.1 $ 404.1 $ 23.0 5.7% Natural Gas 117.0 107.9 9.1 8.4% Total Utility Margin $ 544.1 $ 512.0 $ 32.1 6.3% (1) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. Increase in utility margin due to the following factors: $ 36.2 Base rates 7.6 Transmission revenue due to market conditions 3.4 Montana property tax tracker collections 1.0 Montana natural gas transportation (4.4) Non-recoverable Montana electric supply costs (4.2) QF liability adjustment (2.6) Electric retail volumes (2.4) Natural gas retail volumes 3.6 Other $ 38.2 Change in Utility Margin Impacting Net Income $ (6.2) Property & other taxes recovered in revenue, offset in property & other taxes (1.3) Revenue from higher production tax credits, offset in income tax expense 1.4 Operating expenses recovered in revenue, offset in operating & maintenance expense $ (6.1) Change in Utility Margin Offset Within Net Income $ 32.1 Increase in Utility Margin 60 Appendix

(dollars in millions) Six Months Ended June 30, 2024 2023 Variance Operating & maintenance $ 111.5 $ 110.7 $ 0.8 0.7% Administrative & general 71.7 64.7 7.0 10.8% Property and other taxes 83.4 89.3 (5.9) (6.6)% Depreciation and depletion 113.7 105.6 8.1 7.7% Operating Expenses $ 380.3 $ 370.3 $ 10.0 2.7% Increase in operating expenses due to the following factors: $ 8.1 Depreciation expense due to plant additions 3.4 Labor and benefits(1) 2.4 Litigation outcome (Pacific Northwest Solar) 2.2 Non-cash impairment of alternative energy storage investment 1.0 Insurance expense 0.6 Technology implementation and maintenance expenses 0.3 Property and other taxes not recoverable within trackers (1.0) Uncollectible accounts (0.6) Electric generation maintenance (1.5) Other $ 14.9 Change in Operating Expense Items Impacting Net Income $ (6.2) Property and other taxes recovered in trackers, offset in revenue (0.2) Pension and other postretirement benefits, offset in other income(1) 1.4 Operating and maintenance expenses recovered in trackers, offset in revenue 0.1 Deferred compensation, offset in other income $ (4.9) Change in Operating Expense Items Offset Within Net Income $ 10.0 Increase in Operating Expenses Operating Expenses (YTD) (1) In order to present the total change in labor and benefits, we have included the change in the non- service cost component of our pension and other postretirement benefits, which is recorded within other income on our Condensed Consolidated Statements of Income. This change is offset within this table as it does not affect our operating expenses. 61 Appendix

Operating to Net Income (YTD) (dollars in millions) Six Months Ended June 30, 2024 2023 Variance Operating Income $ 163.7 $ 141.7 $ 22.0 15.5% Interest expense (62.9) (56.4) (6.5) (11.5)% Other income, net 10.5 8.8 1.7 19.3% Income Before Taxes 111.3 94.0 17.2 18.3% Income tax expense (14.6) (12.4) (2.2) 17.7% Net Income $ 96.7 $ 81.7 $ 15.0 18.4% $6.5 million increase in interest expenses was primarily due to higher borrowings and interest rates partly offset by lower interest on our revolving credit facilities and higher capitalization of AFUDC. $1.7 million increase in other income, net was primarily due a $2.3 million reversal of a previously expensed Community Renewable Energy Project penalty due to a favorable legal ruling and higher capitalization of AFUDC, partly offset by a $2.5 million non-cash impairment of an alternative energy storage equity investment and an increase in the non-service component of pension expense. $2.2 million increase in income tax expense was primarily due to higher pre-tax income and plant and depreciation flow-through items.62 Appendix

Tax Reconciliation (YTD) 63 Appendix Variance Income Before Income Taxes $111.3 $94.0 $17.3 Income tax calculated at federal statutory rate 23.4 21.0% 19.7 21.0% 3.7 Permanent or flow through adjustments: State income taxes, net of federal provisions 0.7 0.6% 1.2 1.3% (0.5) Flow-through repairs deductions (9.2) (8.3%) (7.6) (8.0%) (1.6) Production tax credits (5.0) (4.5%) (4.3) (4.6%) (0.7) Amortization of excess deferred income tax (0.6) (0.5%) (1.0) (1.1%) 0.4 Reduction to previously claimed alternative minimum tax credit - - 3.2 3.4% (3.2) Plant and depreciation flow-through items 4.1 3.7% 0.9 0.9% 3.2 Share-based compensation 0.3 0.3% 0.4 0.4% (0.1) Other, net 0.9 0.8% (0.1) (0.1%) 1.0 Sub-total (8.8) (7.9%) (7.3) (7.8%) (1.5) Income Tax Expense 14.6$ 13.1% 12.4$ 13.2% 2.2$ 2024 2023 Six Months Ended June 30,

Appendix

Segment Results (YTD)

(in thousands)

Six Months Ended June 30, 2024	Electric	Gas	Other	Total
Operating revenues	$ 603,320	$ 191,951	$ -	$ 795,271
Fuel, purchased supply & direct transmission*	176,228	74,973	-	251,201
Utility margin[1]	427,092	116,978	-	544,070
Operating and maintenance	83,766	27,783	-	111,549
Administrative and general	51,213	17,867	2,646	71,726
Property and other taxes	64,306	19,120	1	83,427
Depreciation & depletion	94,850	18,826	-	113,676
Operating income (loss)	132,957	33,382	(2,647)	163,692
Interest expense	(47,955)	(13,396)	(1,503)	(62,854)
Other income (expense)	9,492	1,981	(994)	10,479
Income tax expense	(11,174)	(2,869)	(534)	(14,577)
Net income (loss)	$ 83,320	$ 19,098	$ (5,678)	$ 96,740

Six Months Ended June 30, 2023	Electric	Gas	Other	Total
Operating revenues	$ 524,574	$ 220,470	$ -	$ 745,044
Fuel, purchased supply & direct transmission*	120,497	112,573	-	233,070
Utility margin[1]	404,077	107,897	-	511,974
Operating and maintenance	83,781	26,920	-	110,701
Administrative and general	46,603	18,087	13	64,703
Property and other taxes	69,273	20,002	5	89,280
Depreciation & depletion	87,217	18,411	-	105,628
Operating Income (loss)	117,203	24,477	(18)	141,662
Interest expense	(40,284)	(7,741)	(8,394)	(56,419)
Other income (expense)	6,320	2,559	(80)	8,799
Income tax expense	(10,143)	(139)	(2,106)	(12,388)
Net income (loss)	$ 73,096	$ 19,156	$ (10,598)	$ 81,654

** Direct Transmission expense excludes depreciation and depletion*

(1) Utility Margin is a non-GAAP Measure. See appendix slide titled "Reconciling Gross Margin to Utility Margin" for additional disclosure.

64

Appendix

Electric Segment (YTD)

Six Months Ended June 30,

	Revenues		Change		Megawatt Hours (MWH)		Average Customer Counts	
	2024	2023	$	%	2024	2023	2024	2023
			(in thousands)					
Montana	$ 203,391	$ 209,302	$ (5,911)	(2.8) %	1,429	1,439	326,986	321,278
South Dakota	34,702	35,457	(755)	(2.1) %	290	330	51,396	51,218
Residential	**238,093**	**244,759**	**(6,666)**	**(2.7) %**	**1,719**	**1,769**	**378,382**	**372,496**
Montana	201,158	214,532	(13,374)	(6.2) %	1,580	1,610	75,639	74,249
South Dakota	54,128	50,262	3,866	7.7 %	546	545	13,047	12,964
Commercial	**255,286**	**264,794**	**(9,508)**	**(3.6) %**	**2,126**	**2,155**	**88,686**	**87,213**
Industrial	22,951	22,563	388	1.7 %	1,464	1,270	80	79
Other	13,366	13,986	(620)	(4.4) %	49	48	5,689	5,623
Total Retail Electric	**529,696**	**546,102**	**(16,406)**	**(3.0) %**	**5,358**	**5,242**	**472,837**	**465,411**
Regulatory amortization	25,442	(61,551)	86,993	(141.3) %				
Transmission	44,824	37,245	7,579	20.3 %				
Wholesale and other	3,358	2,778	580	20.9 %				
Total Revenues	**603,320**	**524,574**	**78,746**	**15.0 %**				
Total fuel, purchased supply & direct transmission expense*	176,228	120,497	55,731	46.3 %				
Utility Margin[1]	**$ 427,092**	**$ 404,077**	**$ 23,015**	**5.7 %**				

** Direct transmission expense is exclusive of depreciation and depletion expense*

(1) Utility Margin is a non-GAAP Measure. See appendix slide titled "Reconciling Gross Margin to Utility Margin" for additional disclosure.

65

Appendix

Natural Gas Segment (YTD)

Six Months Ended June 30,

	Revenues		Change		Dekatherms (Dkt)		Average Customer Counts	
	2024	2023	$	%	2024	2023	2024	2023
			(in thousands)					
Montana	$ 67,511	$ 84,471	$ (16,960)	(20.1) %	8,482	8,381	185,332	183,583
South Dakota	19,499	28,310	(8,811)	(31.1) %	2,005	2,455	42,521	42,032
Nebraska	14,315	27,970	(13,655)	(48.8) %	1,669	1,915	37,970	37,838
Residential	**101,325**	**140,751**	**(39,426)**	**(28.0) %**	**12,156**	**12,751**	**265,823**	**263,453**
Montana	35,826	46,257	(10,431)	(22.6) %	4,698	4,834	26,121	25,690
South Dakota	13,021	19,791	(6,770)	(34.2) %	1,914	2,177	7,362	7,235
Nebraska	8,188	17,828	(9,640)	(54.1) %	1,192	1,386	5,063	5,040
Commercial	**57,035**	**83,876**	**(26,841)**	**(32.0) %**	**7,804**	**8,397**	**38,546**	**37,965**
Industrial	588	889	(301)	(33.9) %	83	94	237	232
Other	868	1,122	(254)	(22.6) %	133	136	196	188
Total Retail Electric	**$ 159,816**	**$ 226,638**	**$ (66,822)**	**(29.5) %**	**20,176**	**21,378**	**304,802**	**301,838**
Regulatory amortization	10,661	(28,770)	39,431	(137.1) %				
Wholesale and other	21,474	22,602	(1,128)	(5.0) %				
Total Revenues	**$ 191,951**	**$ 220,470**	**$ (28,519)**	**(12.9) %**				
Total fuel, purchased supply & direct transmission expense*	$ 74,973	$ 112,573	$ (37,600)	(33.4) %				
Utility Margin[1]	**$ 116,978**	**$ 107,897**	**$ 9,081**	**8.4 %**				

** Direct transmission expense is exclusive of depreciation and depletion expense*

(1) Utility Margin is a non-GAAP Measure. See appendix slide titled "Reconciling Gross Margin to Utility Margin" for additional disclosure.

66

PCCAM Impact by Quarter Qualified Facility Earnings Adjustment Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. 67 Appendix Pretax millions – shareholder (detriment) benefit

(dollars in millions) As of June 30, As of December 31, 2024 2023 Cash and cash equivalents 6.4$ 9.2$ Restricted cash 24.6 16.0$ Accounts receivable, net 149.5 212.3$ Inventories 115.0 114.5$ Other current assets 68.6 55.0$ Goodwill 357.6 357.6$ PP&E and other non-current assets 6,992.2 6,836.1$ Total Assets 7,713.8$ 7,600.7$ Payables 91.3 124.3 Other current liabilities 280.2 307.3 Total debt & capital leases 2,901.7 2,793.4 Other non-current liabilities 1,633.5 1,590.3 Shareholders' equity 2,807.3 2,785.3 Total Liabilities and Equity 7,713.8$ 7,600.7$ Capitalization: Total Debt & Capital Leases 2,901.7 2,793.4 Less: Basin Creek Capital Lease (7.2) (8.8) Shareholders' Equity 2,807.3 2,785.3 Total Capitalization 5,701.7$ 5,569.9$ Ratio of Debt to Total Capitalization 50.8% 50.0% Balance Sheet 68 Appendix Debt to Total Capitalization up from last quarter and inside our targeted 50% - 55% range.

Appendix

Year-to-Date Cash Flow

(dollars in millions)	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Operating Activities		
Net Income	$ 96.7	$ 81.7
Non-Cash adjustments to net income	128.1	95.3
Changes in working capital	1.0	124.3
Other noncurrent assets & liabilities	(1.9)	(7.2)
Cash Provided by Operating Activities	**223.9**	**294.1**
Cash Used in Investing Activities	**(248.3)**	**(265.8)**
Cash Provided by (Used In) Financing Activities	**30.2**	**(26.8)**

	2024	2023
Cash Provided by Operating Activities	**$ 223.9**	**$ 294.1**
Less: Changes in working capital	1.0	124.3
Funds from Operations	**$ 222.9**	**$ 169.8**
PP&E additions	247.4	263.4
Capital expenditures included in trade accounts payable	(15.2)	(43.8)
AFUDC Credit	9.4	7.8
Total Capital Investment	**$ 241.6**	**$ 227.4**

Cash from Operating Activities decreased by $70.2 million due primarily to significant net cash inflows from recovery of previously under-collected energy supply cost in the prior period, and net cash outflows in 2024 from our January 2024 cold weather event.

Funds from Operations increased by $53.1 million over prior period.

Net Under-Collected Supply Costs
(in millions)

	Beginning (Jan. 1)	Ending (June 30)	(Outflow) / Inflow
2023	$115.4	$30.0	**$85.4**
2024	$7.8	$14.9	**$(7.1)**
		2024 Cash Outflow	**$(92.5)**

No Planned Equity Issuances in 2024

Financing plans (targeting a FFO to Debt ratio > 14%) are expected to maintain our current credit ratings and are subject to change.

Debt financing in 2024

- Issued $175 million, 5.56% coupon, 7 year Montana FMBs in Q1
- Issued $33 million, 5.55% coupon, 5 year South Dakota FMBs in Q1
- Issued $7 million, 5.75% coupon, 10 year, South Dakota FMBs in Q1
- Entered $100 million term loan in Q2 with variable rate of Secured Overnight Financing Rate plus an applicable margin.

69

Appendix

Reconciling Gross Margin to Utility Margin

Reconciliation of Gross Margin to Utility Margin for the Three Months Ended June 30,

	Electric		Natural Gas		Total	
	2024	2023	2024	2023	2024	2023
(in millions)						
Reconciliation of gross margin to utility margin						
Operating Revenues	$ 260.1	$ 229.3	$ 59.8	$ 61.2	$ 319.9	$ 290.5
Less: Fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion shown	60.9	42.4	15.6	25.2	76.5	67.6
Less: Operating & maintenance expense	43.5	41.4	13.9	13.5	57.4	54.9
Less: Property and other tax expense	28.0	31.0	8.2	9.1	36.2	40.1
Less: Depreciation and depletion expense	47.6	43.3	9.4	9.1	57.0	52.4
Gross Margin	**80.1**	**71.2**	**12.7**	**4.3**	**92.8**	**75.5**
Plus: Operating & maintenance expense	43.5	41.4	13.9	13.5	57.4	54.9
Plus: Property and other tax expense	28.0	31.0	8.2	9.1	36.2	40.1
Plus: Depreciation and depletion	47.6	43.3	9.4	9.1	57.0	52.4
Utility Margin [(1)]	**$ 199.2**	**$ 186.9**	**$ 44.2**	**$ 36.0**	**$ 243.4**	**$ 222.9**

Reconciliation of Gross Margin to Utility Margin for the Six Months Ended June 30,

	Electric		Natural Gas		Total	
	2024	2023	2024	2023	2024	2023
(in millions)						
Reconciliation of gross margin to utility margin						
Operating Revenues	$ 603.3	$ 524.6	$ 192.0	$ 220.5	$ 795.3	$ 745.1
Less: Fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion shown	176.2	120.5	75.0	112.6	251.2	233.1
Less: Operating & maintenance expense	83.8	83.8	27.8	26.9	111.6	110.7
Less: Property and other tax expense	64.3	69.3	19.1	20.0	83.4	89.3
Less: Depreciation and depletion expense	94.9	87.2	18.8	18.4	113.7	105.6
Gross Margin	**184.1**	**163.8**	**51.3**	**42.6**	**235.4**	**206.4**
Plus: Operating & maintenance expense	83.8	83.8	27.8	26.9	111.6	110.7
Plus: Property and other tax expense	64.3	69.3	19.1	20.0	83.4	89.3
Plus: Depreciation and depletion	94.9	87.2	18.8	18.4	113.7	105.6
Utility Margin [(1)]	**$ 427.1**	**$ 404.1**	**$ 117.0**	**$ 107.9**	**$ 544.1**	**$ 512.0**

Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report.

(1) Utility Margin is a non-GAAP Measure.

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Electric Wallet Share Appendix 71

Natural Gas Wallet Share Appendix 72 Note: Montana typical bill is based on 65 therms which translates to ~0.32% lower wallet share than pictured. For consistency with South Dakota and Nebraska, 100 therms is used for Montana in this illustration. Oct. - Sept. Fiscal Year *2023 - 2024 is partial period Oct. '23 - May '24

Experienced & Engaged Board of Directors 73 Britt E. Ide • Nominating & Governance, HR • Independent • Since April 2017 Anthony T. Clark • Nominating & Governance, HR • Independent • Since Dec. 2016 Jan R. Horsfall • SETO (chair), Audit • Independent • Since April 2015 Brian B. Bird • President & Chief Executive Officer • Non-independent • Since Jan. 2023 Jeff W. Yingling • Nominating & Governance (Chair), Audit • Independent • Since October 2019 Linda G. Sullivan • Board Chair • Audit (Chair), SETO • Independent • Since April 2017 Mahvash Yazdi • HR (Chair), SETO • Independent • Since December 2019 Kent T. Larson • SETO, Audit • Independent • Since July 2022 Sherina M. Edwards • Nominating & Governance, HR • Independent • Since April 2023 Appendix

Strong Executive Team 74 Brian B. Bird • President & Chief Executive Officer • Current position since 2023 (formerly President & Chief Operating Officer ’21-’22 and Chief Financial Officer ’03-’21) Crystal D. Lail • Vice President and Chief Financial Officer • Current position since 2021 (formerly VP and Chief Accounting Officer ’20-’21) Michael R. Cashell • Vice President - Transmission • Current Position since 2011 Cynthia S. Fang • Vice President - Regulatory • Current position since 2023 Shannon M. Heim • Vice President & General Counsel • Current position since 2023 Bobbi L. Schroeppel • Vice President – Customer Care, Communications and Human Resources • Current Position since 2002 Bleau LaFave • Vice President – Asset Management & Business Development • Current position since June 2023 (formerly Director of Long-Term Resources) Jason Merkel • Vice President – Distribution • Current Position since 2022 John D. Hines • Vice President – Supply/Montana Affairs • Current Position since 2011 Jeanne M. Vold • Vice President – Technology • Current Position since 2021 (former Business Technology Officer ’12- ’21) Appendix

Our Commissioners 75 Appendix There will be at least two new commissioners in Montana after November’s election. Commissioners Brown (not running) and O’Donnell (termed out) will be leaving while commissioner Fielder is running for reelection unchallenged. District 2 – Brad Molner (R) vs Susan Bilo (D) and District 3 – Jeff Welborn (R) vs Leonard Williams (D) South Dakota – one commissioner running for re-election Commissioner Fiegen (R) is running against Forrest Wilson (D) and Gideon Oakes (L) in November Nebraska – two commissioners running to be re-elected Commissioners Schram (R) and Watermeier (R) are both running unchallenged

Non-GAAP Financial Measures 76 Appendix

Non-GAAP Financial Measures This presentation includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Utility Margin, Adjusted Non-GAAP pretax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We define Utility Margin as Operating Revenues less fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion) as presented in our Consolidated Statements of Income. This measure differs from the GAAP definition of Gross Margin due to the exclusion of Operating and maintenance, Property and other taxes, and Depreciation and depletion expenses, which are presented separately in our Consolidated Statements of Income. A reconciliation of Utility Margin to Gross Margin, the most directly comparable GAAP measure, is included in this presentation. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Management also believes the presentation of Adjusted Non-GAAP pre-tax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS is more representative of normal earnings than GAAP pre-tax income, net income and EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. 77 Appendix

Thank youDelivering a bright future 78